As filed with the Securities and Exchange Commission on March 7, 2008
Registration No. 333 — 135362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHARMION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1521333
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2525 28th Street, Suite 200
Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Pharmion Corporation 2006 Employee Stock Purchase Plan
(Full Title of the Plan)

Sol J. Barer Chief Executive Officer Pharmion LLC c/o Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901 (Name and Address of Agent for Service)	Copies to: Robert A. Cantone, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036 (212) 969-3000

(908) 673-9000 (Telephone Number, Including Area Code, of Agent For Service)

SIGNATURE

RECENT EVENTS; DEREGISTRATION
     As a result of the merger on March 7, 2008 of Pharmion Corporation (“Pharmion” or the “Registrant”) with Cobalt Acquisition LLC (“Merger Sub”), a wholly owned subsidiary of Celgene Corporation, the separate existence of Pharmion ceased and Merger Sub continued as the survivor of such merger (under the name Pharmion LLC) and a wholly owned subsidiary of Celgene Corporation. This registration statement is hereby withdrawn and all securities registered hereunder which remain unsold as of the date hereof are hereby removed from registration.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on this 7th day of March, 2008.

PHARMION LLC*
By:	/s/ David W. Gryska
David W. Gryska
Treasurer

*	Successor by merger to the Registrant.